UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

KRISPY KREME DOUGHNUTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from its shareholders to vote their shares of the Company’s common stock at the Company’s Special Meeting of Shareholders scheduled to be held on July 27, 2016 (the “Special Meeting”) or at any adjournment or postponement of the Special Meeting. The Special Meeting is scheduled to be held in connection with the proposed acquisition of the Company pursuant to the terms of an Agreement and Plan of Merger, dated May 8, 2016, by and among the Company, Cotton Parent, Inc., a Delaware corporation, Cotton Merger Sub Inc., a North Carolina corporation and a wholly-owned subsidiary of Parent, and JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands.

Voting Reminder Letter

Attached hereto is a letter that the Company is first mailing to shareholders on or about July 11, 2016 in which the Company reminds shareholders to vote their shares of the Company’s common stock, no par value per share, in connection with the Special Meeting.

Additional Information and Where to Find It

This filing and the attachment hereto relate to a proposed acquisition of the Company by JAB Beech Inc. In connection with this proposed acquisition, the Company has filed a definitive proxy statement and other documents with the SEC. This communication is not a substitute for the proxy statement or any other document the Company has filed with the SEC in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement has been mailed to shareholders of the Company. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company are also available free of charge on the Company’s internet website at www.krispykreme.com or by contacting the Company’s corporate secretary’s office at 370 Knollwood Street, Winston-Salem, N.C. 27103 or by calling (336) 726-8876.

Participants in Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger are set forth in the proxy statement filed with the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the SEC, including the Company’s proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on May 5, 2016, the Company’s Quarterly Report on Form 10-Q and the Company’s Current Reports on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials filed with the SEC.

July 11, 2016

Dear Fellow Shareholder:

We have previously sent to you proxy material for Krispy Kreme Doughnuts, Inc.’s special meeting of shareholders to be held on July 27, 2016. Your board of directors unanimously recommends that stockholders vote FOR all the proposals in connection with the proposed merger with JAB Holdings B.V.

Since approval of the merger requires the affirmative vote of a majority of the outstanding shares, your vote is important, no matter how many or how few shares you may own. If you fail to vote, it will have the same effect as a vote against the proposed merger. If you have not already done so, please vote TODAY--by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Very truly yours,

James H. Morgan

Chairman of the Board

REMEMBER:

You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.